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                                                                     Exhibit 5.3

           [LETTERHEAD OF KLEINBARD, BELL & BRECKER LLP APPEARS HERE]

IMPAC Group, Inc.
1950 North Ruby Street
Melrose Park, IL 60160

     Re:   IMPAC Group, Inc. - Registration of
           $100,000,000 Aggregate Principal Amount of
           10 1/8% Senior Notes Due 2008, Series B on Form S-4

Ladies and Gentlemen:

     We have acted as special Pennsylvania counsel for Klearfold, Inc., a Pennsylvania corporation (the "Klearfold"), in connection with the registration,
                               ---------
pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 27, 1998 (the "Registration Statement"), of $100,000,000 aggregate principal amount
           ----------------------
of 10 1/8% Senior Notes due 2008, Series B (the "New Notes") of IMPAC Group,
                                                 ---------
Inc. (the "Company"), together with the guarantees thereof (the "New
           -------                                               ---
Guarantees") by Klearfold, AGI Incorporated, K-F-International, Inc. and
----------
KF-Delaware, Inc. (the "Guarantors").
                        ----------

     We have been advised that the New Notes and the New Guarantees will be offered in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008, which have also been guaranteed by the Guarantors, pursuant to the terms of the exchange offer set forth in the form of prospectus included in the Registration Statement.

     In connection with this opinion, we have examined only originals or copies of the following:

     (a)   the Indenture;

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                         KLEINBARD, BELL & BRECKER LLP

IMPAC Group, Inc.
August 14, 1998
Page -2-

     (b)   the form of the New Notes;

     (c)   the form of the New Guarantees;

     (d) the Officers' Certificate of Klearfold delivered to us in connection with this opinion and attached hereto as Exhibit 1 (the "Officers'
                                         ---------       --------
Certificate");
-----------

     (e) Copies certified by the Secretary of State of the Commonwealth of Pennsylvania of the Certificate of Incorporation of Klearfold, as amended to date;

     (f) Copies, certified by an officer of Klearfold, of the by-laws of Klearfold, as amended to date; and

     (g) Copies, certified by an officer of Klearfold, of resolutions of the Board of Directors of Klearfold, authorizing certain of the transactions contemplated by the agreements and instruments referred to in items (a)-(c) above (referred to herein as the "Transaction Documents").
                                  ---------------------

     In all such examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     In preparing this letter, we have relied without any independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Transaction Documents; (iii) factual information provided to us in any support certificate delivered to us by Klearfold or any of its officers in connection with this letter; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion concerning valid existence or good standing, we have relied exclusively upon a certificate issued by a governmental authority in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any
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                         KLEINBARD, BELL & BRECKER LLP

IMPAC Group, Inc.
August 14, 1998
Page -3-

information supplied in this letter is wrong.

     This opinion is limited solely to the internal laws of the Commonwealth of Pennsylvania. Additionally, our opinions are limited to those laws, rules and regulations that in our experience, in the transactions of the type provided in the Transaction Documents, are normally applicable thereto and our opinions exclude the laws, rules and regulations of any municipality or other local agency. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our advise on each legal issued addressed in this letter represents our opinion as to how that issue may be resolved were it to be considered by the Pennsylvania Supreme Court. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of a legal dispute which may arise in the future.

     We understand that all of the assumptions, limitations and qualifications specified herein are acceptable to you.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Klearfold is a corporation validly existing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to enter into each of the Indenture and the New Guarantees;

     2.     the Indenture has been duly authorized by Klearfold; and

     3.     the New Guarantees have been duly authorized by Klearfold.

     This letter speaks as of the date hereof and we assume no obligation to update this opinion letter or inform you in the future of any facts or circumstances that occur after the date hereof and that may affect our opinion in any way. We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm as having issued this opinion in the Registration Statement under the caption "Legal Matters". This letter has been delivered solely for the purpose referred to in the preceding sentence and without our written consent may not be used or relied upon for any other purpose.

                                       Very truly yours,

                                       KLEINBARD, BELL & BRECKER LLP

                                       /s/ Kleinbard, Bell & Brecker, LLP




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                                  CERTIFICATE
                                  -----------

     Each of the undersigned hereby certifies to Kleinbard, Bell & Brecker LLP as of the date first above written that:

     1. As to matters set forth herein, I either have personal knowledge or have obtained information from officers and employees of Klearfold, Inc. in whom I have confidence and whose duties require them to have personal knowledge thereof.

     2. I have read and am familiar with the Transaction Documents and the opinion letter to be executed by Kleinbard, Bell & Brecker LLP in connection therewith. The undersigned is executing this certificate to induce Kleinbard, Bell & Brecker LLP to render its opinion letter and understands that Kleinbard, Bell & Brecker LLP will rely upon the foregoing. I know of no reason why the opinion letter should not be issued.

                                       Klearfold, Inc.

                                       By: /s/ David C. Underwood
                                           -----------------------------

Dated: August 12, 1998